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                                                                    EXHIBIT 99.1

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
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[PROLOGIS LOGO]                                      PROLOGIS TRUST                             c/o EquiServe Trust Company, N.A.
                                                 INITIAL PURCHASE FORM                          P.O. Box 43010
                                                                                                Providence, RI 02940-3010

                                                                                                Any questions, please call toll free
                                                                                                (800) 956-3378
                                                                                                (Please use enclosed envelope)
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ENROLLING     I wish to enroll in the ProLogis Trust Dividend Reinvestment and Share Purchase Plan (the "plan") available to
IN            interested investors of ProLogis Trust (the "company") by making an initial investment. To enroll, you may make
THE           your initial investment by check or an automatic monthly deduction from your U.S. bank or financial institution. If
PLAN          you enroll by check, you may also authorize automatic deductions for future purchases of shares. A $10.00 initial enrollment fee will be deducted from the initial investment amount.

                                                                             Check one:

              ---------------------------------------------------------      [ ]  Enclosed is a U.S. check for $____________________
                                                                                  ($200 minimum/$10,000 maximum) payable to
                                                                                  "EquiServe - ProLogis Trust."

                                                                              [ ]  I(We) authorize an automatic monthly deduction of
                                                                                   funds from my (our) U.S. bank or financial
                                                                                   institution as indicated on the reverse
                                                                                   ($200 minimum/$10,000 maximum).

                                                                             Please note any address corrections directly on this
              ----------------------------------------------------------     form to the left.
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ACCOUNT       [ ]  Check here if registration desired matches mailing information above.    Social Security Number__________________
REGISTRA-
TION          [ ]  INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

PLEASE
CHECK ONE         ------------------------------------------------------------------------------------------------------------------
BOX AND           Owner's First Name  M.I.  Last Name   Owner's Social Security Number   Joint Owner's First Name   M.I.  Last Name
PROVIDE ALL
REQUESTED     [ ] CUSTODIAL. A minor is the beneficial owner of the account with an adult custodian managing the account until the
INFORMA-          minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.
TION.
PLEASE
PRINT             ------------------------------------------------------------------------------------------------------------------
CLEARLY.          Custodian's First Name                     M.I.                  Last Name

                  ------------------------------------------------------------------------------------------------------------------
                  Minor's First Name         M.I.       Last Name       Minor's Social Security Number    Minor's State of Residence

              [ ] TRUST. Account is established in accordance with provisions of a trust agreement.


                  ------------------------------------------------------------------------------------------------------------------
                  Trustee Name            Name of Trust              Trust Date      Tax ID Number         Beneficiary

                  PLEASE PROVIDE YOUR DAY AND EVENING TELEPHONE NUMBERS TO ASSIST US IN PROCESSING YOUR ENROLLMENT.

                  Daytime Phone: (   )-______________     Evening Phone: (   )-______________
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DIVIDEND      You may choose to reinvest all or a portion of the distributions paid on company common shares registered in your
ELECTION      name (including certificate and book shares). If you sign this form without indicating a choice, or you choose the partial distribution reinvestment election without specifying a number of shares, you will be deemed to have selected the full distribution reinvestment election with all distributions reinvested.
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PLEASE        [ ] FULL DISTRIBUTION REINVESTMENT  I wish to reinvest all of my cash distributions in additional common shares. I may
CHECK ONE         also make optional cash payments to the plan. (You will not receive a distribution check.)
BOX AND
PROVIDE THE   [ ] PARTIAL DISTRIBUTION REINVESTMENT  I wish to have cash distributions on __________ (indicate only whole shares)
REQUESTED         common shares registered in my name (including certificate and book shares) sent to me in cash and to reinvest
INFORMATION       the distributions on the remaining common shares registered in my name. I understand that the agent will automatically reinvest the distributions on all of my dividend reinvestment plan shares in additional common shares. I may also make optional cash payments to the plan.

              [ ] CASH DISTRIBUTIONS  I wish to have the distributions on all the common shares registered in my name (including certificate and book shares) sent to me in cash. I understand that the agent will automatically reinvest the distributions on all of my dividend reinvestment plan shares in additional common shares. I may also make optional cash payments to the plan.
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                  By signing this form, I request enrollment, certify that I have received and read the prospectus describing the
SIGNATURES        plan and agree to abide by the terms and conditions of the plan. I hereby appoint EquiServe Trust Company, N.A.
                  ("EquiServe") as my agent to apply cash distributions and any investments I may make to the purchase of shares under the plan. I understand that I may revoke this authorization at any time by notifying EquiServe.

                  All joint owners must sign.

                  Under penalties of perjury, I certify that: (1) The number shown on this form is my/our correct Social Security
                  Number or Taxpayer Identification Number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).



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                  Signature                                       Date         Signature                                   Date
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AUTOMATIC         AUTOMATIC INVESTMENT  If you are enrolling by check you may also authorize automatic monthly deductions      [ ]
INVESTMENT        from your personal bank account. EquiServe will invest these deductions in company shares and credit the account you designate above. To initial these deductions, please complete the reverse side of this form and check this box. YOUR AUTHORIZED MONTHLY DEDUCTION FROM YOUR BANK ACCOUNT MUST BE FOR AT LEAST $200
                  AND CANNOT EXCEED $10,000 PER MONTH.
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           52-3003 REV 5/02                                    SEE REVERSE
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AUTOMATIC      Please complete the information below to commence automatic
INVESTMENT     withdrawals from your bank account to purchase shares. Deductions
APPLICATION    and investments will continue as specified until you notify
               EquiServe to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no investment will occur. In such event, you will be charged a
               $25.00 fee by EquiServe and you may be charged an additional fee by your bank for insufficient funds. Please refer to the plan prospectus for further details on the automatic monthly
               investment feature.

               Please see sample below illustrating where these numbers can be found.

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
               ABA Routing Number             Checking or Money Market        Savings
               [ ][ ][ ][ ][ ][ ][ ][ ][ ]              [ ]                     [ ]

               Bank Account Number
               [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]     -----------------------------------------------
                                                                    Name on Account (Please Print)

               Amount to be Withdrawn
               [ ][ ],[ ][ ][ ].[ ][ ] ($200 minimum, $10,000 maximum per month)

                                                                    -----------------------------------------------
               I hereby authorize EquiServe Trust Company, N.A.     Name of Financial Institution
               to make monthly automatic transfers of funds
               from my savings/checking account in the amount       -----------------------------------------------
               indicated on this form. These funds will be used     Mailing Address of Financial Institution
               to purchase common shares of beneficial interest
               for my account. Note: If a Joint Account, both       -----------------------------------------------
               holders must sign.                                   City                State                Zip

               ----------------------------------------------------------------------------------------------------
               Signature                          Date              Signature                                Date

               Please enclose a voided blank check or savings deposit slip.

                            ==========================================================================
                            John Smith                                                   63-85    0752
                            123 Your Street                                              -----
                            Anywhere, USA 12345                                           670
                                                                                              20
                                                                             ----------------   --
                            PAY TO THE                                                       ---------
                            ORDER OF                                                         $
                            --------------------------------------------------------------   ---------
                                                                                              DOLLARS
                            -----------------------------------------------------------------
                            YOUR            000-001
                            BANK            123 Main Street
                                            Anywhere, USA 12345
                            FOR                                               SAMPLE (NON-NEGOTIABLE)
                                ------------------------------------------   -------------------------
                                   |:063000047|:                1234567890"*              0752
                            ==========================================================================
                                   ABA Number                Bank Account Number      Check Number
                                                                                   (Do not include as
                                                                                    part of your Bank
                                                                                     Account Number)
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